Exhibit 99.1

WAIVER NOTICE

This Waiver Notice (this “Notice”), is made as of August 5, 2008 by the undersigned holders of the outstanding shares of BankUnited Financial Corporation’s, a Florida corporation (the “Company”), Noncumulative Convertible Preferred Stock, Series B (such holders, the “Series B Holders”, and such class of stock the “Series B Preferred Stock”).

WHEREAS, the Series B Holders are entitled to receive quarterly dividends pursuant to the Company’s Statement of Designation of Series B Preferred Stock (“Series B Statement of Designation”); and

WHEREAS, the Series B Holders intend to waive such quarterly dividends until such time that the Company reports positive net income for a full fiscal quarter.

NOW, THEREFORE:

Notwithstanding anything contained within Section 2 of the Series B Statement of Designation, the Series B Holders hereby irrevocably waive the Company’s obligation to pay the dividend payable through the 2008 calendar year. This waiver can be renewed each quarter.

[Signature Pages Follow]

Waiver Notice

IN WITNESS WHEREOF, the Series B Holders have caused this Notice to be executed as of the date first above written.

/s/ Alfred R. Camner
Alfred R. Camner

/s/ Anne Shari Camner
Anne Shari Camner

/s/ Alfred R. Camner
Camner Trust f/b/o Descendants

/s/ Alfred R. Camner
Camner Trust B

/s/ Robert Lurie
BU Rabbi Trust f/b/o Alfred R. Camner

/s/ Danielle Camner
Danielle Camner

/s/ Errin Camner
Errin Camner

/s/ Lauren Camner
Lauren Camner

/s/ Lawrence H. Blum
Lawrence H. Blum

/s/ Allen M. Bernkrant
Allen M. Bernkrant

/s/ Marc D. Jaconbson
Marc D. Jacobson

Agreed to and Acknowledged:

BankUnited Financial Corporation

By:	/s/ Ramiro Ortiz
Name:	Ramiro Ortiz
Title:	President and Chief Operating Officer